Oportun Reports Fourth Quarter and Full Year 2022
4Q22 Aggregate Originations of $610 million, bringing FY22 to $2.9 billion, up 27%

4Q22 Total revenue of $262 million, bringing FY22 to $953 million, up 52%

2023 cost actions enacted to save $48 to 53 million in annualized expenses

SAN CARLOS, CA – March 13, 2023 – Oportun Financial Corporation (Nasdaq: OPRT) (“Oportun”, or the "Company") today reported financial results for the fourth quarter and full year ended December 31, 2022.
“The fourth quarter exemplified the resilience of Oportun and our business model amidst a difficult macroeconomic backdrop. I'm pleased that we delivered a profitable quarter on an adjusted basis, despite the rising rate environment and the impact of inflation," said Raul Vazquez, CEO of Oportun. "We grew our average daily principal balance sequentially by over 5%, leading to total revenues of $262 million, while focusing on returning borrowers and continuing to drive down our first payment defaults to pre-pandemic levels. We remain vigilant in managing our portfolio of loans underwritten prior to July credit tightening and continue to expect our fourth quarter charge-off rate of 12.8% will reflect the peak of this cycle. Our initial 2023 guidance reflects strong anticipated performance from the second quarter onward, benefiting from expense reductions, prudent originations and markedly lower charge-offs. Also, with the recent launch of the Oportun Mobile App, our platform is in place to build long-term, highly engaged relationships with our members in order to meet their borrowing, saving, budgeting, and spending needs."
Fourth Quarter and Full Year 2022 Results

Metric	GAAP				Adjusted[1]
	4Q22	4Q21	FY22	FY21	4Q22	4Q21	FY22	FY21
Total revenue	$262	$194	$953	$627
Net income (loss)	($8.4)	$14	($78)	$47	$4.6	$26	$69	$79
Diluted EPS	($0.25)	$0.46	($2.37)	$1.56	$0.14	$0.82	$2.09	$2.60
Adjusted EBITDA					$(34)	$23	$(10)	$47
Dollars in millions, except per share amounts.

Fourth Quarter 2022

◦Members grew to 1.9 million as compared to 1.5 million(2) in the prior-year quarter
◦Products grew to 2.0 million as compared to 1.5 million(3) in the prior-year quarter
◦Aggregate Originations were $610 million, down 29% over the prior-year period
◦Annualized Net Charge-Off Rate of 12.8% as compared to 6.8% for the prior-year period
◦30+ Day Delinquency Rate of 5.6% as compared to 3.9% for the prior-year period

Full Year 2022

◦Aggregate Originations were $2.9 billion, up 27% year-over-year
◦Managed Principal Balance at End of Period was $3.4 billion, up 32% year-over-year
◦Annualized Net Charge-Off Rate of 10.1% as compared to 6.8% for the prior-year period

[1] See the section entitled “About Non-GAAP Financial Measures” for an explanation of non-GAAP measures, and the table entitled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of GAAP to non-GAAP measures. GAAP and Adjusted total revenue are the same for 2022 and 2021.

(2) Beginning 1Q22, the Company modified its definition of Members to reflect the long-term nature of its relationships with its members.
(3) Beginning 1Q22, the Company modified its definition of Products to reflect multiproduct adoption by its members.

Financial and Operating Results

All figures are as of December 31, 2022, unless otherwise noted.

Growth Highlights

Members – Members as of the end of the fourth quarter grew to 1.88 million, as compared to 1.86 million at the end of the prior-quarter, a 4% annualized growth rate for the quarter.

Products – Products as of the end of the fourth quarter grew to 2.01 million, as compared to 1.98 million at the end of the prior-quarter, a 5% annualized growth rate for the quarter.

Originations – Aggregate Originations for the fourth quarter were $610 million, a decrease of 29% as compared to $865 million in the prior-year quarter. Aggregate Originations for the full year 2022 were $2.9 billion, an increase of 27% as compared to $2.3 billion in 2021. The decrease in the fourth quarter is primarily driven by fewer loans originated due to the Company tightening its credit underwriting standards and focusing lending towards existing and returning members to improve credit outcomes, partially offset by growth in average loan size due to the focus on lending to returning members.

Fourth Quarter 2022 Financial Results

Revenue – Total revenue for the fourth quarter was $262 million, an increase of 35% as compared to total revenue of $194 million in the prior-year quarter. The increase was primarily attributable to higher interest income due to growth in the Company's underlying portfolio. Net Revenue for the fourth quarter was $143 million, a decrease of 11% as compared to Net Revenue of $161 million in the prior-year quarter. Net Revenue declined from the prior-year quarter due to higher charge-offs and increased interest expense, partially offset by increased revenue.

Operating Expenses and Adjusted Operating Expenses – For the fourth quarter, total operating expense was $151 million, an increase of 8% as compared to $140 million in the prior-year quarter. Adjusted Operating Expense, which excludes stock-based compensation expense and certain non-recurring charges, increased 10% year-over-year to $137 million. For the second half, Adjusted Operating Expense was flat with the first half at $273 million as targeted by management.

Net Income (Loss) and Adjusted Net Income (Loss) – Net loss was $8.4 million, as compared to net income of $14 million in the prior-year quarter. Adjusted Net Income was $4.6 million, a decrease of 82% from $26 million in the prior-year quarter. The decreases in net income and Adjusted Net Income are attributable to increased operating expenses, increased interest expense and higher net charge-offs, partially offset by increased revenues.

Earnings (Loss) Per Share and Adjusted EPS – GAAP net loss per share, basic and diluted, were $0.25 and $0.25, respectively, as compared to basic and diluted earnings per share of $0.49 and $0.46, respectively, in the prior-year quarter. Adjusted EPS was $0.14 as compared to $0.82 in the prior-year quarter.

Adjusted EBITDA – Adjusted EBITDA was $(34) million, down from $23 million in the prior-year quarter.

Full Year 2022 Financial Results

Revenue – Total revenue for the full year was $953 million, an increase of 52% as compared to total revenue of $627 million in 2021. The increase was primarily attributable to higher interest income due to growth in the Company's underlying portfolio.

Operating Expenses and Adjusted Operating Expenses – For the full year, total operating expense was $716 million, an increase of 53% as compared to $468 million in 2021. This includes the impact of a $108 million third quarter non-cash, non-recuring goodwill impairment charge. Adjusted Operating Expense, which excludes stock-based compensation expense and certain non-recurring charges, increased 29% year-over-year to $546 million, primarily driven by the $59 million increase of Digit operating expenses, post-merger, which were not present for the full year 2021.

Net Income (Loss) and Adjusted Net Income (Loss) – Net loss was $78 million, as compared to a net income of $47 million in 2021. Adjusted Net Income was $69 million, as compared to Adjusted Net Income of $79 million in 2021. The decreases in net income and Adjusted Net Income are attributable to increased operating expenses, increased interest expense and higher net charge-offs, partially offset by increased revenues. The increased operating expenses include the impact of the $108 million third quarter non-cash, non-recurring goodwill impairment charge.

Earnings (Loss) Per Share and Adjusted EPS – GAAP net loss per share, basic and diluted, were $2.37 and $2.37, respectively, for the full year 2022 as compared to basic and diluted earnings per share of $1.68 and $1.56, respectively, in 2021. Adjusted EPS was $2.09 in 2022 as compared to $2.60 in 2021.

Adjusted EBITDA – Adjusted EBITDA was $(10) million, down from $47 million in 2021. Adjusted EBITDA as a percentage of total revenue was (1.1)% and 7.5% for 2022 and 2021, respectively.

Credit and Operating Metrics

Net Charge-Off Rate – The Annualized Net Charge-Off Rate for the fourth quarter was 12.8%, compared to 6.8% for the prior-year quarter, and 10.1% for the full year 2022, compared to 6.8% for 2021 and 9.8% for 2020. The charge-off rate in 2021 benefited from the impact of government stimulus and was below the Company's historic average.

30+ Day Delinquency Rate – 30+ Day Delinquency Rate was 5.6% at the end of 2022, compared to 3.9% at the end of 2021. 30+ Day Delinquencies Rates on August, September and October 2022 vintages originated since significant July credit tightening were below the levels for comparable vintages originated in 2019.

First Payment Defaults – First Payment Defaults on newly-originated loans are trending better than 2019 levels due to the Company's tightening of credit underwriting standards and focusing lending towards existing and returning members to improve credit outcomes. The Company regards First Payment Defaults to be an early indicator of credit performance as the outstanding principal balance of loans that have their first payment past due are regarded as more likely to default and result in a charge-off. First Payment Defaults are calculated as the principal balance of any loan whose first payment becomes 30 days past due, divided by the aggregate principal balance of all loans originated during that same week.

Operating Efficiency and Adjusted Operating Efficiency – Operating Efficiency for the fourth quarter was 57.8% as compared to 71.9% in the corresponding prior-year quarter. Adjusted Operating Efficiency in the fourth quarter was 52.4%, as compared to 64.5% in the corresponding prior-year quarter. For the full year 2022, Operating Efficiency was 75.2% as compared to 74.6% for 2021. Adjusted Operating Efficiency for the full year 2022 was 57.3%, as compared to 67.3% for 2021. The decline in Operating Efficiency and Adjusted Operating Efficiency reflect the Company's revenue growing more quickly than operating expenses. Adjusted Operating Efficiency excludes stock-based compensation expense and certain non-recurring charges, such as impairment charges, the Company's retail network optimization expenses, and acquisition and integration related expenses.

Return on Equity ("ROE") and Adjusted ROE – ROE for the fourth quarter was (6.1)%, compared to 10.1% in the corresponding prior-year quarter.  Adjusted ROE for the fourth quarter was 3.3%, compared to 18.2% in the corresponding prior-year quarter. ROE for the full year 2022 was (13.5)%, as compared to 8.9% for 2021. Adjusted ROE for the full year 2022 was 12.1%, as compared to 14.7% for 2021.

New Credit Products

Secured personal loans – As of December 31, 2022, the Company had a secured personal loan receivables balance of $127 million, up 117% from $58 million at the end of 2021, and up 9% quarter-over-quarter.

Credit card receivables – As of December 31, 2022, the Company had a credit card receivables balance of $131 million, up 95% from $67 million at the end of 2021, and up 1% quarter-over-quarter.

Funding and Liquidity

As of December 31, 2022, cash and cash equivalents were $99 million and restricted cash was $105 million. Cost of Debt and Debt-to-Equity were 3.7% and 5.3x, respectively, as of and for the year ended December 31, 2022 as compared to 3.1% and 3.6x, respectively, as of and for the year ended December 31, 2021. As of December 31, 2022, the Company had $357 million of undrawn capacity on its existing $600 million personal loan warehouse line. The Company's personal loan warehouse line is committed through September 2024. As of December 31, 2022, the Company had $73 million of undrawn capacity on its existing $150 million credit card warehouse line. The Company's credit card warehouse was amended in March 2023 to lower the capacity to $120 million and extend the commitment through December 2024. The Company amended its residual financing facility in February 2023 to defer $42 million of scheduled principal payments into 2024. In addition, the Company recently amended its senior secured term loan to be able to borrow up to an additional $75 million. The Company borrowed the first $21 million and will receive $4 million by the end of the month. The Company may borrow additional $25 million tranches in April and June, subject to the approval of its lenders.

On November 3, 2022, the Company completed the issuance of $300 million of Series 2022-3 fixed rate asset-backed notes in a private asset-backed securitization transaction secured by a pool of unsecured and secured installment loans.

Financial Outlook for First Quarter and Full Year 2023

Oportun is providing the following guidance for 1Q 2023 and full year 2023 as follows:

	1Q 2023	Full Year 2023
Total Revenue	$245 - $250 M	$975 - $1,000 M
Annualized Net Charge-Off Rate	12.5% +/- 15 bps	11.5% +/- 50 bps
Adjusted EBITDA	$(49) - $(44) M	$52 - $60 M

Conference Call

As previously announced, Oportun’s management will host a conference call to discuss fourth quarter 2022 results at 5:00 p.m. ET (2:00 p.m. PT) today. A live webcast of the call will be accessible from the Investor Relations page of Oportun's website at https://investor.oportun.com. The dial-in number for the conference call is 1-866-604-1698 (toll-free) or 1-201-389-0844 (international). Participants should call in 10 minutes prior to the scheduled start time. Both the call and webcast are open to the general public. For those unable to listen to the live broadcast, a webcast replay of the call will be available at https://investor.oportun.com for one year. An investor presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures, will be available on the Investor Relations page of Oportun's website at https://investor.oportun.com prior to the start of the conference call.

About Non-GAAP Financial Measures

This press release presents information about the Company’s Adjusted Net Income (Loss), Adjusted EPS, Adjusted EBITDA, Adjusted Operating Efficiency, and Adjusted Return on Equity ("ROE"), which are non-GAAP financial measures provided as a supplement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company believes these non-GAAP measures can be useful measures for period-to-period comparisons of its core business and provide useful information to investors and others in understanding and evaluating its operating results. Non-GAAP financial measures are provided in addition to, and not as a substitute for, and are not superior to, financial measures calculated in accordance with GAAP. In addition, the non-GAAP measures the Company uses, as presented, may not be comparable to similar measures used by other companies. Reconciliations of non-GAAP to GAAP measures can be found below.

About Oportun

Oportun (Nasdaq: OPRT) is a digital banking platform that puts its 1.9 million members' financial goals within reach. With intelligent borrowing, savings, budgeting, and spending capabilities, Oportun empowers members with the confidence to build a better financial future. Since inception, Oportun has provided more than $15.5 billion in responsible and affordable credit, saved its members more than $2.3 billion in interest and fees, and helped our members save an average of more than $1,800 annually. For more information, visit Oportun.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release, including statements as to future performance, including results of operations and financial position, achievement of the Company's strategic priorities and goals, the Company's expectation regarding macroeconomic conditions, the Company's future growth opportunities, and the Company's first quarter and 2023 full year outlook, and the Company's expectations related to future profitability on an adjusted basis, are forward-looking statements. These statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause Oportun’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These statements can be generally identified by terms such as “expect,” “plan,” “anticipate,” “project,” “outlook,” “continue,” “may,” “believe,” or “estimate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Oportun has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These risks and uncertainties include those risks described in Oportun's filings with the Securities and Exchange Commission, including Oportun's most recent annual report on Form 10-K and most recent quarterly report on Form 10-Q, and include, but are not limited to, the impact of COVID-19 on the Company's business and the economy as a whole; the effectiveness of Oportun's A.I. model; Oportun’s future financial performance, including aggregate originations; trends in revenue, net revenue, operating expenses, and net income; macroeconomic conditions, including rising inflation and market interest rates; increases in loan nonpayments, delinquencies and charge-offs; Oportun's ability to increase market share and enter into new markets; Oportun's ability to expand its member base; Oportun's ability to realize the benefits from acquisitions and integrate acquired technologies, including the Digit acquisition; the risk of security breaches or incidents affecting the Company's information technology systems or those of the Company's third-party vendors or service providers; Oportun’s ability to successfully offer loans in additional states; Oportun’s ability to compete successfully with other companies that are currently in, or may in the future enter, its industry; changes in Oportun's ability to obtain additional financing on acceptable terms or at all; and Oportun's potential need to seek additional strategic alternatives, including restructuring or refinancing its debt, seeking additional debt or equity capital, or reducing or delaying its business activities. The forward-looking statements speak only as of the date on which they are made, and, Oportun disclaims any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

Contacts

Investor Contact
Dorian Hare
(650) 590-4323
ir@oportun.com

Media Contact
Usher Lieberman
(650) 769-9414
usher.lieberman@oportun.com

Oportun and the Oportun logo are registered trademarks of Oportun, Inc.

Oportun Financial Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share and per share data, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenue
Interest income	$244.1	$174.6	$876.1	$575.8
Non-interest income	17.8	19.5	76.4	50.9
Total revenue	261.9	194.1	952.5	626.8
Less:
Interest expense	35.6	11.4	93.0	47.7
Net decrease in fair value	(82.9)	(22.2)	(218.8)	(48.6)
Net revenue	143.4	160.5	640.7	530.5

Operating expenses:
Technology and facilities	58.0	39.3	216.1	139.6
Sales and marketing	21.3	37.1	110.0	116.9
Personnel	40.3	31.4	154.9	115.8
Outsourcing and professional fees	17.5	17.2	67.6	57.9
General, administrative and other	14.1	14.6	58.8	37.5
Goodwill impairment	—	—	108.5	—
Total operating expenses	151.4	139.6	715.9	467.7

Income (loss) before taxes	(7.9)	20.9	(75.3)	62.8
Income tax expense	0.5	6.7	2.5	15.4
Net income (loss)	$(8.4)	$14.2	$(77.7)	$47.4

Diluted Earnings (Loss) per Common Share	$(0.25)	$0.46	$(2.37)	$1.56
Diluted Weighted Average Common Shares	33,231,661	31,106,925	32,825,772	30,323,194

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	December 31,	December 31,
	2022	2021
Assets
Cash and cash equivalents	$98.8	$131.0
Restricted cash	105.0	62.0
Loans receivable at fair value	3,143.7	2,386.8
Interest and fees receivable, net	31.8	20.9
Capitalized software and other intangibles	139.8	131.2
Goodwill	—	104.0
Right of use assets - operating	30.4	38.4
Other assets	64.2	72.3
Total assets	$3,613.7	$2,946.6

Liabilities and stockholders' equity
Liabilities
Secured financing	$317.6	$393.9
Asset-backed notes at fair value	2,387.7	1,651.7
Acquisition and corporate financing	222.9	114.1
Lease liabilities	37.9	47.7
Other liabilities	100.0	135.4
Total liabilities	3,066.1	2,342.7
Stockholders' equity
Common stock	—	—
Common stock, additional paid-in capital	547.8	526.3
Retained earnings	6.1	83.8
Treasury stock	(6.3)	(6.3)
Total stockholders’ equity	547.6	603.9
Total liabilities and stockholders' equity	$3,613.7	$2,946.6

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities
Net income (loss)	$(8.4)	$14.2	$(77.7)	$47.4
Adjustments for non-cash items	91.7	26.2	400.3	99.0
Proceeds from sale of loans in excess of originations of loans sold and held for sale	(0.1)	11.8	6.1	27.4
Changes in balances of operating assets and liabilities	5.3	7.6	(80.7)	(10.4)
Net cash provided by operating activities	88.5	59.7	247.9	163.4

Cash flows from investing activities
Net loan principal repayments (loan originations)	(242.4)	(438.7)	(1,365.9)	(734.4)
Proceeds from loan sales originated as held for investment	1.3	—	249.3	—
Capitalization of system development costs	(12.1)	(8.0)	(48.9)	(26.5)
Other, net	(2.6)	(9.7)	(6.0)	(12.3)
Net cash used in investing activities	(255.7)	(568.0)	(1,171.5)	(884.8)

Cash flows from financing activities
Borrowings	579.2	1,008.3	3,234.1	2,771.1
Repayments	(480.1)	(531.2)	(2,290.9)	(2,022.2)
Net stock-based activities	(0.4)	0.4	(8.7)	(3.2)
Net cash provided by financing activities	98.7	477.5	934.5	745.7

Net increase (decrease) in cash and cash equivalents and restricted cash	(68.4)	(30.8)	10.9	24.4
Cash and cash equivalents and restricted cash beginning of period	272.2	223.8	193.0	168.6
Cash and cash equivalents and restricted cash end of period	$203.8	$193.0	$203.8	$193.0

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONSOLIDATED KEY PERFORMANCE METRICS
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Members(1) (Actuals)	1,877,260	1,479,660	1,877,260	1,479,660
Products(2) (Actuals)	2,006,245	1,545,463	2,006,245	1,545,463
Aggregate Originations (Millions)	$610.4	$864.6	$2,922.9	$2,295.0
30+ Day Delinquency Rate (%)	5.6%	3.9%	5.6%	3.9%
Annualized Net Charge-Off Rate (%)	12.8%	6.8%	10.1%	6.8%
Return on Equity (%)	(6.1)%	10.1%	(13.5)%	8.9%
Adjusted Return on Equity (%)	3.3%	18.2%	12.1%	14.7%

Oportun Financial Corporation
OTHER METRICS
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Managed Principal Balance at End of Period (Millions)	$3,407.0	$2,583.5	$3,407.0	$2,583.5
Owned Principal Balance at End of Period (Millions)	$3,098.6	$2,272.9	$3,098.6	$2,272.9
Average Daily Principal Balance (Millions)	$3,058.3	$2,057.7	$2,740.3	$1,756.2

(1) Beginning 1Q22, the Company modified its definition of Members to reflect the long-term nature of its relationships with its members.
(2) Beginning 1Q22, the Company modified its definition of Products to reflect multiproduct adoption by its members.

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
ABOUT NON-GAAP FINANCIAL MEASURES
(unaudited)

The press release dated March 13, 2023 contains non-GAAP financial measures. The following tables reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with GAAP.

The Company believes that the provision of these non-GAAP financial measures can provide useful measures for period-to-period comparisons of Oportun's core business and useful information to investors and others in understanding and evaluating its operating results. However, non-GAAP financial measures are not calculated in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

Adjusted EBITDA
The Company defines Adjusted EBITDA as net income, adjusted to eliminate the effect of certain items as described below. The Company believes that Adjusted EBITDA is an important measure because it allows management, investors and its board of directors to evaluate and compare operating results, including return on capital and operating efficiencies, from period to period by making the adjustments described below. In addition, it provides a useful measure for period-to-period comparisons of Oportun's business, as it removes the effect of income taxes, certain non-cash items, variable charges and timing differences.

•The Company believes it is useful to exclude the impact of income tax expense, as reported, because historically it has included irregular income tax items that do not reflect ongoing business operations.
•The Company believes it is useful to exclude depreciation and amortization and stock-based compensation expense because they are non-cash charges.
•The Company believes it is useful to exclude the impact of interest expense associated with the Company's Corporate Financing, as it views this expense as related to its capital structure rather than its funding.
•The Company excludes the impact of certain non-recurring charges, such as expenses associated with a litigation reserve, its retail network optimization plan, impairment charges and acquisition and integration related expenses, because it does not believe that these items reflect ongoing business operations.
•The Company also reverses origination fees for Loans Receivable at Fair Value, net. The Company believes it is beneficial to exclude the uncollected portion of such origination fees, because such amounts do not represent cash received.
•The Company also reverses the fair value mark-to-market adjustment because it is a non-cash adjustment.

Adjusted Net Income
The Company defines Adjusted Net Income as net income adjusted to eliminate the effect of certain items as described below. The Company believes that Adjusted Net Income is an important measure of operating performance because it allows management, investors, and Oportun's board of directors to evaluate and compare its operating results, including return on capital and operating efficiencies, from period to period, excluding the after-tax impact of non-cash, stock-based compensation expense and certain non-recurring charges.

•The Company believes it is useful to exclude the impact of income tax expense (benefit), as reported, because historically it has included irregular income tax items that do not reflect ongoing business operations. The Company also includes the impact of normalized income tax expense by applying a normalized statutory tax rate.
•The Company believes it is useful to exclude the impact of certain non-recurring charges, such as expenses associated with a litigation reserve, its retail network optimization plan, impairment charges and acquisition and integration related expenses, because it does not believe that these items reflect its ongoing business operations.
•The Company believes it is useful to exclude stock-based compensation expense because it is a non-cash charge.

Adjusted Operating Efficiency and Adjusted Operating Expense
The Company defines Adjusted Operating Efficiency as Adjusted Operating Expense divided by total revenue. The Company defines Adjusted Operating Expense as total operating expenses adjusted to exclude stock-based compensation expense and certain non-recurring charges, such as a litigation reserve, retail network optimization expenses, impairment charges and acquisition and integration related expenses. The Company believes Adjusted Operating Efficiency is an important measure because it allows management, investors and Oportun's board of directors to evaluate how efficiently the Company is managing costs relative to revenue. The Company believes Adjusted Operating Expense is an important measure because it allows management, investors and Oportun's board of directors to evaluate and compare its operating costs from period to period, excluding the impact of non-cash, stock-based compensation expense and certain non-recurring charges.

Adjusted Return on Equity
The Company defines Adjusted Return on Equity (“ROE”) as annualized Adjusted Net Income divided by average stockholders’ equity. Average stockholders’ equity is an average of the beginning and ending stockholders’ equity balance for each period. The Company believes Adjusted ROE is an important measure because it allows management, investors and its board of directors to evaluate the profitability of the business in relation to its stockholders' equity and how efficiently it generates income from stockholders' equity.

Adjusted EPS
The Company defines Adjusted EPS as Adjusted Net Income divided by weighted average diluted shares outstanding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Adjusted EBITDA	2022	2021	2022	2021
Net income (loss)	$(8.4)	$14.2	$(77.7)	$47.4
Adjustments:
Income tax expense	0.5	6.7	2.5	15.4
Interest on corporate financing	5.1	—	6.0	—
Depreciation and amortization	9.9	6.7	35.2	23.7
Impairment	—	—	108.5	3.3
Stock-based compensation expense	6.9	4.3	27.6	18.9
Litigation reserve	—	—	2.8	—
Retail network optimization expenses, net	—	—	1.9	12.8
Acquisition and integration related expenses	7.3	10.0	29.7	10.6
Origination fees for Loans Receivable at Fair Value, net	(9.1)	(6.8)	(26.8)	(15.8)
Fair value mark-to-market adjustment	(45.6)	(12.1)	(119.7)	(69.4)
Adjusted EBITDA	$(33.5)	$23.1	$(10.3)	$47.0

	Three Months Ended December 31,		Twelve Months Ended December 31,
Adjusted Net Income	2022	2021	2022	2021
Net income (loss)	$(8.4)	$14.2	$(77.7)	$47.4
Adjustments:
Income tax expense	0.5	6.7	2.5	15.4
Impairment	—	—	108.5	3.3
Stock-based compensation expense	6.9	4.3	27.6	18.9
Litigation reserve	—	—	2.8	—
Retail network optimization expenses, net	—	—	1.9	12.8
Acquisition and integration related expenses	7.3	10.0	29.7	10.6
Adjusted income before taxes	6.3	35.3	95.1	108.4
Normalized income tax expense	1.7	9.7	25.7	29.7
Adjusted Net Income	$4.6	$25.6	$69.4	$78.7

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Adjusted Operating Efficiency	2022	2021	2022	2021
Operating Efficiency	57.8%	71.9%	75.2%	74.6%
Total Revenue	$261.9	$194.1	$952.5	$626.8

Total Operating Expense	$151.4	$139.6	$715.9	$467.7
Adjustments:
Impairment	—	—	(108.5)	(3.3)
Stock-based compensation expense	(6.9)	(4.3)	(27.6)	(18.9)
Litigation reserve	—	—	(2.8)	—
Retail network optimization expenses, net	—	—	(1.9)	(12.8)
Acquisition and integration related expenses	(7.3)	(10.0)	(29.7)	(10.6)
Total Adjusted Operating Expense	$137.2	$125.2	$545.5	$422.0

Adjusted Operating Efficiency	52.4%	64.5%	57.3%	67.3%

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except share and per share data, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
GAAP Earnings per Share	2022	2021	2022	2021
Net income (loss)	$(8.4)	$14.2	$(77.7)	$47.4
Net income (loss) attributable to common stockholders	$(8.4)	$14.2	$(77.7)	$47.4

Basic weighted-average common shares outstanding	33,231,661	28,812,797	32,825,772	28,191,610
Weighted average effect of dilutive securities:
Stock options	—	1,449,795	—	1,375,915
Restricted stock units	—	844,333	—	755,669
Diluted weighted-average common shares outstanding	33,231,661	31,106,925	32,825,772	30,323,194

Earnings (loss) per share:
Basic	$(0.25)	$0.49	$(2.37)	$1.68
Diluted	$(0.25)	$0.46	$(2.37)	$1.56

	Three Months Ended December 31,		Twelve Months Ended December 31,
Adjusted Earnings Per Share	2022	2021	2022	2021
Diluted earnings (loss) per share	$(0.25)	$0.46	$(2.37)	$1.56

Adjusted Net Income	$4.6	$25.6	$69.4	$78.7

Basic weighted-average common shares outstanding	33,231,661	28,812,797	32,825,772	28,191,610
Weighted average effect of dilutive securities:
Stock options	29,322	1,449,795	252,357	1,375,915
Restricted stock units	66,569	844,333	173,092	755,669
Diluted adjusted weighted-average common shares outstanding	33,327,552	31,106,925	33,251,221	30,323,194

Adjusted Earnings Per Share	$0.14	$0.82	$2.09	$2.60

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF FORWARD LOOKING NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	1Q 2023				FY 2023
	Low		High		Low		High
Adjusted EBITDA
Net (loss)*	$(33.1)	*	$(29.6)	*	$(47.8)	*	$(41.5)	*
Adjustments:
Income tax expense	(50.3)		(49.8)		(30.7)		(29.0)
Interest on corporate financing	5.6		5.6		33.0		33.0
Depreciation and amortization	12.3		13.3		56.5		56.5
Stock-based compensation expense	7.6		7.6		33.4		33.4
Retail network optimization expenses	6.5		6.5		7.6		7.6
Acquisition and integration related expenses	3.4		3.4		14.2		14.2
Origination fees for loans receivable at fair value, net	(1.0)		(1.0)		(14.2)		(14.2)
Fair value mark-to-market adjustment*	*		*		*		*
Adjusted EBITDA	$(49.0)		$(44.0)		$52.0		$60.0

* Due to the uncertainty in macroeconomic conditions, we are unable to precisely forecast the fair value mark-to-market adjustments on our loan portfolio and asset-backed notes. As a result, while we expect there to be a fair value mark-to-market adjustment which will significantly increase GAAP net loss, the net loss number shown above assumes no change in the fair value mark-to-market adjustment. The impact of the actual fair value mark-to-market adjustment does not impact the calculation of Adjusted EBITDA because it has an equal and offsetting impact to net loss on a GAAP basis and our calculation of Adjusted EBITDA.

Note: Numbers may not foot or cross-foot due to rounding.